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                                                                    Exhibit 99.5

                        CONSENT OF PROSPECTIVE DIRECTOR
                           OF MATRIA HEALTHCARE, INC.


     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 (the "Registration Statement") of Matria Healthcare, Inc. ("Matria") filed on the date hereof with the Securities and Exchange Commission as a person who would become a director of Matria at the Effective Time of the Merger (as defined and described in the Registration Statement).



Date: February 7, 1996                            /s/ Gene P. Guselli
                                                  -----------------------------
                                                  Gene P. Guselli